SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)      October 22, 2004

aaiPharma Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-21185	04-2687849

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2320 Scientific Park Drive
Wilmington, North Carolina 28405

(Address of Principal Executive Offices)
(Zip Code)

(910) 254-7000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former name or former address, if changed from last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 1.01.      Entry into a Material Definitive Agreement

     (a) On October 22, 2004, aaiPharma Inc. (the “registrant”) executed a Fourth Amendment to Financing Agreement, dated and effective as of October 22, 2004 (the “Fourth Amendment”) with its subsidiaries Applied Analytical Industries Learning Center, Inc., AAI Technologies, Inc., AAI Properties, Inc., AAI Japan, Inc., Kansas City Analytical Services, Inc., AAI Development Services, Inc., a Massachusetts corporation, aaiPharma, LLC and AAI Development Services, Inc., a Delaware corporation, and with Silver Point Finance, LLC, as collateral agent, Bank of America, N.A., as administrative agent, letter of credit issuer and a lender, and Sea Pines Funding LLC, TRS Thebe LLC, SIL Loan Funding LLC, Silver Point Onshore CDO, LLC and Goldman Sachs Credit Partners L.P. as lenders.

     Among other matters and subject to conditions to effectiveness, the Fourth Amendment would make available an additional $30 million term loan (the “Supplemental Term Loan”) to the registrant. The Supplemental Term Loan would be available in up to three draws made on or prior to January 15, 2005, with at least $15 million of such term loan being required to be drawn upon the effectiveness of the Fourth Amendment.

     The conditions to effectiveness of the Fourth Amendment include, among other matters, obtaining the requisite consents under the consent solicitation described under Item 8.01 below, the payment of certain fees and expenses, the delivery of closing documentation, and all conditions to effectiveness of the Fourth Amendment being satisfied by October 29, 2004. The registrant can provide no assurance that the conditions to the effectiveness of the Fourth Amendment will be satisfied.

     The interest rate on the entire senior secured credit facility, including the Supplemental Term Loan, would be equal to a defined LIBOR rate (with a floor of 2%) plus 8.25% per annum or a defined reference rate (with a floor of 4%) plus 7.25% per annum. The registrant would pay a commitment fee equal to 0.75% per annum on any undrawn portion of the Supplemental Term Loan, payable monthly in arrears.

     The Fourth Amendment would retain the April 21, 2007 maturity date of the senior secured credit facility. Subject to exceptions set forth in the definitive documentation, loans under the registrant’s senior secured credit facility (including the Supplemental Term Loan) would remain subject to current covenants requiring prepayment of loans with 50% of excess cash flow, 100% of the net cash proceeds of asset dispositions, subordinated debt issuances and extraordinary receipts and 50% of the net cash proceeds of equity issuances in excess of $30 million.

     All optional prepayments (and mandatory prepayments made with the net cash proceeds of asset sales) of the registrant’s senior secured credit facility, including the Supplemental Term Loan, would be subject to a prepayment premium equal to 3.5% of the principal amount prepaid on or prior to August 9, 2005, 2.5% of the principal amount prepaid after August 9, 2005 but on or prior to August 9, 2006, and 1.5% of the principal amount prepaid after August 9, 2006 and on or prior to February 9, 2007.

     The proceeds of the loans under the Supplemental Term Loan would be used (i) to make the payment of interest on the Notes that was due and payable on October 1, 2004, together with default interest as provided in the Notes, (ii) to pay for fees, costs and expenses in connection with the Fourth Amendment and the other transactions described in the consent solicitation statement discussed in Item 8 below, and (iii) for working capital and other general corporate purposes.

     The Fourth Amendment would retain substantially the same representations, warranties and affirmative and negative covenants as are provided in the existing senior secured credit facility, including limitations on liens, indebtedness, fundamental transactions, dispositions of assets, changes in the nature of the registrant’s business, investments, acquisitions, capital and operating leases, capital expenditures, dividends, redemptions or other acquisitions of capital stock, redemptions or prepayments of other debt, transactions with affiliates, issuances of capital stock, modifications of indebtedness, organizational documents and other agreements, and retention of excess cash. The Fourth Amendment would add a covenant requiring the registrant to retain Rothschild Inc. or another financial advisor to assist with the exploration of the potential sale of some or all of the assets comprising the registrant’s Pharmaceuticals Division.

     The Fourth Amendment also would maintain existing financial covenants, including a minimum fixed charge coverage ratio and a maximum total debt to trailing twelve-month EBITDA leverage ratio, but would eliminate the minimum gross revenue covenant for the quarter ended December 31, 2004. Compliance with the fixed charge coverage ratio and the leverage ratio would be waived through the first quarter of 2005 so long as defined minimum EBITDA thresholds are satisfied. In addition, the Fourth Amendment would retain the covenant requiring certain levels of cash or revolver availability and would increase the level of cash or revolver availability required for the period from March 31, 2005 through May 15, 2005 to $15,000,000.

     The Fourth Amendment would substantially retain the existing events of default under the senior secured credit facility, including, among others, nonpayment of principal, interest or fees, violations of covenants, inaccuracy of representations and warranties, a cross-default to the Notes and other material indebtedness, bankruptcy events, and a change in control and would add an event of default if the registrant fails to pursue in good faith the exploration of the potential sale of some or all of the assets comprising the registrant’s Pharmaceuticals Division or other non-core assets.

     The Fourth Amendment is attached hereto as Exhibit 10.1 and incorporated herein by reference. The description of the Fourth Amendment contained herein is qualified in its entirety by the terms of the Fourth Amendment incorporated herein by reference. A copy of the press release announcing the Fourth Amendment is furnished as Exhibit 99.1 and is incorporated herein by reference.

Item 8.01.      Other Events

     On October 22, 2004, aaiPharma Inc. announced the commencement of a consent solicitation of holders of its 11.5% Senior Subordinated Notes due 2010. The consent solicitation seeks approval of proposed amendments to, and waivers under, the indenture governing these Notes to, among other things, allow aaiPharma to borrow up to $30 million in additional term loans made available by the Fourth Amendment.

     A copy of the press release announcing the commencement of the consent solicitation is furnished as Exhibit 99.2 and is incorporated herein by reference, and a copy of the form of the consent solicitation statement is furnished as Exhibit 99.3 and is incorporated herein by reference.

Item 9.01.      Financial Statements and Exhibits.

     (c) Exhibits

Exhibit 10.1	Fourth Amendment to Financing Agreement, dated as of October 22, 2004, among aaiPharma Inc., certain subsidiaries of aaiPharma Inc., the financial institutions from time to time party thereto, Silver Point Finance, LLC, as collateral agent and Bank of America, N.A. as administrative agent.

Exhibit 99.1	Press release of aaiPharma Inc. dated October 22, 2004 announcing Fourth Amendment to Financing Agreement.

Exhibit 99.2	Press release of aaiPharma Inc. dated October 22, 2004 announcing commencement of a consent solicitation.

Exhibit 99.3	Consent Solicitation Statement dated October 22, 2004.

***

Note: The information contained in Exhibits 99.1, 99.2 and 99.3 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 22, 2004

aaiPharma Inc.

	By:	/s/ Gina Gutzeit

Gina Gutzeit
Interim Chief Financial Officer

Exhibit Index

Exhibit	Description

Exhibit 10.1	Fourth Amendment to Financing Agreement, dated as of October 22, 2004, among aaiPharma Inc., certain subsidiaries of aaiPharma Inc., the financial institutions from time to time party thereto, Silver Point Finance, LLC, as collateral agent and Bank of America, N.A. as administrative agent.

Exhibit 99.1	Press release of aaiPharma Inc. dated October 22, 2004 announcing Fourth Amendment to Financing Agreement.

Exhibit 99.2	Press release of aaiPharma Inc. dated October 22, 2004 announcing commencement of a consent solicitation.

Exhibit 99.3	Consent Solicitation Statement dated October 22, 2004